UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2016

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 27, 2016, ANI Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it will release its first quarter 2016 financial results on Thursday, May 5, 2016, before the opening of the U.S. financial markets. The Company will host a conference call with the investment community at 10:30 am, Eastern Time on May 5, 2016. A copy of the press release is furnished as Exhibit 99.2 to this report.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, ANI Pharmaceuticals, Inc. announced the appointment of Stephen P. Carey as the Company's Vice President and Chief Financial Officer, effective May 6, 2016. Mr. Carey's appointment fills the vacancy created by the resignation of Charlotte Arnold as the Company's Vice President and Chief Financial Officer, effective as of the close of business on May 5, 2016.

Mr. Carey has over 20 years of experience as a financial executive, 15 of which are in the pharmaceutical industry. From June 2007 to October 2015, Mr. Carey held various financial executive positions at Par Pharmaceutical Companies, Inc., including Senior Vice President, Controller and Principal Accounting Officer. Prior to that, Mr. Carey held various financial and accounting positions at Schering Plough Corporation. Mr. Carey began his career at PriceWaterhouseCoopers. Mr. Carey graduated from Montclair State University with a BS in Accounting.

On April 25, 2016, the Company and Mr. Carey entered into an Employment Letter, which provides Mr. Carey with an annual base salary of $360,000 and an annual bonus opportunity of up to 40% of his annual base salary. In addition, pursuant to the Employment Letter, the Company agreed to issue to Mr. Carey an option to purchase 50,000 shares of the Company's common stock at the time he commences employment.

On April 26, 2016, the Company entered into a Separation Agreement and Release with Ms. Arnold. Under the terms of the Separation Agreement and Release, the Company and Ms. Arnold agreed that for the period following her resignation to March 15, 2017, Ms. Arnold would be available to serve as a consultant to the Company for an aggregate consulting fee of $136,850. In addition, the Separation Agreement and Release provides that any unvested shares of restricted stock or stock options previously granted to Ms. Arnold that were scheduled to vest on or prior to July 31, 2017 vest as of the end of the consultancy period. The Separation Agreement and Release also provides that Ms. Arnold may be eligible to receive up to $148,000 in additional compensation if certain other events are triggered.

The foregoing summaries of the Employment Letter with Mr. Carey and Separation Agreement and Release with Ms. Arnold are qualified in their entirety by the full text of the Employment Letter and Separation Agreement and Release, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Employment Offer Letter between the Company and Stephen P. Carey
10.2	Separation Agreement and Release between the Company and Charlotte C. Arnold
99.1	Press release dated April 27, 2016
99.2	Press release, dated April 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance and Chief Financial Officer
Dated: April 27, 2016

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